Putnam Classic Equity November 30, 2005 Annual Report


Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended November 30, 2005, Putnam Management has assumed $11,316 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).

72DD1 (000s omitted)		Class A	 9,855
					Class B	 2,004
					Class C	   136

72DD2 (000s omitted)		Class M	   373
					Class R	     0
					Class Y	   109

73A1					Class A	 0.191
					Class B	 0.092
					Class C	 0.099

73A2					Class M	 0.127
					Class R	 0.165
					Class Y	 0.223

74U1	(000s omitted)		Class A	47,089
					Class B	12,787
					Class C	 1,182

74U2	(000s omitted)		Class M	 2,341
					Class R	     1
					Class Y	   452

74V1					Class A	 13.30
					Class B	 13.18
					Class C	 13.27

74V2					Class M	 13.24
					Class R	 13.28
					Class Y	 13.31

Additional Information about Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.